Exhibit 10.4

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT (the “Agreement”) dated [●], between The Lion Electric Company (the “Corporation”), a corporation continued under the Business Corporations Act (Quebec) and [●] (the “Indemnified Party” and, together with the Corporation, the “Parties”).

RECITALS:

(a)	The Indemnified Party is a [director/officer] of the Corporation.

(b)

On the basis of the terms and conditions set out in this Agreement, the Indemnified Party has consented to act as a director and/or officer of the Corporation, or, at the Corporation’s request, as a director and/or officer of, or in a similar capacity for, any subsidiary of the Corporation (each a “Subsidiary”).

(c)

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation or any Subsidiary.

In consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

1.	Indemnity

Subject to Section 6 of this Agreement, the Corporation agrees to indemnify and save the Indemnified Party harmless, to the fullest extent permitted by law, against all Liabilities (as defined below).

“Liabilities” means all losses, liabilities, claims, damages, costs, charges, fees or expenses which the Indemnified Party reasonably incurs, whether incurred alone or jointly with others, as a result of and/or in the exercise of the Indemnified Party’s functions as described above, including:

(a)	an amount paid to settle an action or satisfy a judgment or arising from any investigative or other Proceeding (as defined below);

(b)	all legal and other professional fees and disbursements incurred in connection with any Proceeding or the appeal of a judgment or decision rendered pursuant to a Proceeding;

(c)

all reasonable out-of-pocket expenses incurred by the Indemnified Party to prepare for and attend to any Proceeding, including out-of-pocket expenses for attending discoveries, trials, hearings, and meetings;

(d)

any fines or other financial penalties imposed against the Indemnified Party in connection with any Proceeding as a result of a conviction or reprimand under the law because of the Indemnified Party’s position as director or officer of the Corporation, or because the Indemnified Party acted as director or officer of, or in a similar capacity for, any Subsidiary at the request of the Corporation; and

(e)

a fine, penalty, levy or charge paid to any domestic or foreign government (federal, provincial, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court, tribunal or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances (collectively, a “Governmental Authority”), including as a result of a breach or alleged breach of any statutory duty imposed on directors or officers or of any law, statute, rule or regulation or of any provision of the articles, by-laws or any resolution of the Corporation or any Subsidiary.

“Proceeding” means any civil, criminal, administrative, investigative or other proceeding (i) in which the Indemnified Party is involved or made a party to, or threatened to be made a party to, and (ii) which arises by reason of being or having been a director or officer of the Corporation or by reason of being or having been a director or officer of, or serving or having served in a similar capacity for, any Subsidiary at the request of the Corporation.

2.	Indemnification Procedure

In the event the Indemnified Party is, was, or becomes a party to or witness or otherwise a participant in or are threatened to be made a party to or witness or otherwise a participant in a Proceeding, for any reason, the Corporation shall indemnify the Indemnified Party to the fullest extent permitted by law as soon as practicable, but in any event no later than ten (10) business days after a written demand is presented to the Corporation, against any and all Liabilities paid or incurred (including all penalties, interest, assessments, and other charges paid or payable in connection with or in respect of such Liabilities, or amounts paid in settlement) on account of such Proceeding.

3.	Partial Indemnity

If the Indemnified Party is determined to be entitled under any provision of this Agreement or any applicable law to indemnification by the Corporation for some or a portion of the Liabilities or amounts paid in settlement of a Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.

4.	Advance of Costs

Subject to Section 6 of this Agreement, the Corporation shall promptly advance monies to the Indemnified Party for the costs, fees, advances, disbursements, charges, retainers, bonds, and expenses stemming from any of the Liabilities or arising from the Indemnified Party’s involvement or participation in any Proceeding, including costs, charges and expenses incurred by the Indemnified Party in the monitoring, investigation or defense of any Proceeding; provided, however, that, the Indemnified Party shall provide the Corporation with a written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party has (i) acted with honesty and loyalty in the interest of the Corporation, or, as the case may be, in the interest of any Subsidiary, (ii) in the case of a Proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the Indemnified Party’s conduct was lawful and (iii) has not committed an intentional or gross fault, along with sufficient particulars of the costs, fees, advances, disbursements, charges, retainers, bonds and expenses to be covered by the proposed advance to enable the Corporation to make an assessment of its reasonableness. The Corporation undertakes to advance the amounts hereunder by no later than ten (10) business days following a written request made by the Indemnified Party, provided that such request contains the information and affirmations required hereunder.

If, pursuant to Section 6 of this Agreement, the Corporation has no obligation or liability to indemnify the Indemnified Party under this Agreement or any applicable laws, the Indemnified Party shall repay promptly any monies that have been advanced to the Indemnified Party by the Corporation pursuant to this Agreement.

5.	Derivative Actions

In respect of an action by or on behalf of the Corporation (or by or on behalf of any Subsidiary for which the Indemnified Party has acted or is acting as director or officer or in a similar capacity at the request of the Corporation) to procure a judgement in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation (or by reason of being or having been a director or officer of, or serving or having served in a similar capacity for, a Subsidiary at the request of the Corporation), the Corporation will, upon request of the Indemnified Party, make an application, at its expense, for the approval of a court of competent jurisdiction to advance monies to the Indemnified Party for costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such costs, charges and expenses of such action, in accordance with section 161 of the Business Corporations Act (Quebec).

6.	Limitation

Except to the extent required by law, the indemnity described in this Agreement will not apply to:

(a)	claims initiated by the Indemnified Party against the Corporation except for claims relating to the enforcement of this Agreement, or

(b)

claims initiated by the Indemnified Party against any other person or entity unless the Corporation has joined with the Indemnified Party in, or has consented to the initiation of that Proceeding. This exception shall not apply to counter claims initiated by the Indemnified Party, which claims shall be covered by this Agreement.

Furthermore, the Corporation will have no obligation or liability to indemnify the Indemnified Party under this Agreement if a court or other competent authority concludes, by way of a final judgment, that:

(a)

the Indemnified Party has not acted with honesty and loyalty in the interest of the Corporation, or, as the case may be, in the interest of any Subsidiary for which the Indemnified Party acted as director or officer or in a similar capacity at the request of the Corporation; or

(b)	in the case of a Proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

Likewise, the Corporation will have no obligation or liability to indemnify the Indemnified Party under this Agreement if a court determines, by way of a final judgment, that the Indemnified Party has committed an intentional or gross fault.

7.	Other Remedies Unaffected

The rights to indemnification and advancement provided in this Agreement shall not exclude any other rights to which the Indemnified Party may be entitled under any provision of the Business Corporations Act (Quebec) or otherwise at law, the articles or by-laws of the Corporation, the constating documents of any Subsidiary, any other contract, any applicable policy of insurance, guarantee or third party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or Subsidiary, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation or Subsidiary. To the extent that a change in the Business Corporations Act (Quebec), whether by statute or judicial decision, permits greater indemnification by contract than would be afforded currently under this Agreement, it is the intent of the Parties that the Indemnified Party shall enjoy by this Agreement the greater benefits so afforded by that change.

8.	Notice

The Indemnified Party shall as soon as practicable notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document commencing any Proceeding which may be subject to indemnification or advances under this Agreement, but no delay in providing such notice will in any way limit or affect the Indemnified Party’s rights or the Corporation’s obligations under this Agreement or pursuant to the Business Corporations Act (Quebec).

The Indemnified Party shall instruct his or her counsel to (i) keep the Corporation reasonably informed of its conduct of the defence of any such Proceeding, except that in any such derivative Proceeding under Section 5, neither the Indemnified Party, nor its counsel, shall be required to inform the

Corporation of its conduct of the defence, and (ii) to provide the Corporation with copies of any documents served on the Indemnified Party in connection with such Proceeding or any other relevant documents in the possession of the Indemnified Party, as soon as is practicable. The Indemnified Party shall cooperate fully in any investigation by the Corporation, including acting as a witness at the Corporation’s request, provided it does not prejudice the Indemnified Party.

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a) in the case of a Notice to the Indemnified Party at:

[●]

Fax:     [●]

E-mail: [●]

(b) in the case of a Notice to the Corporation at:

The Lion Electric Company

921, chemin de la Rivière-du-Nord

Saint-Jérôme (Québec) J7Y 5G2

Attention: [●]

E-mail:    [●]

Any Notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day, then the Notice shall be deemed to have been given and received on the next business day.

Any party may, from time to time, change its address by giving Notice to the other party in accordance with the provisions of this Section.

9.	Independent Counsel

Upon becoming aware of any Proceeding or Liabilities, the Indemnified Party will be entitled to retain independent legal counsel of the Indemnified Party’s choosing until such time as it is determined that the Indemnified Party is not subject to any conflict of interest against the Corporation; provided, however, that the fees and disbursements of such counsel shall be at the Indemnified Party’s expense unless engagement of such other counsel has been authorized by the Corporation (such authorization not to be unreasonably withheld), or judged by the court or other competent authority to be necessary to protect the interests of the Indemnified Party, in which event, the fees and disbursements of such counsel shall be paid by the Corporation.

10.	Absence of Presumption

For purposes of Section 6 of this Agreement, the termination of any Proceeding, claim by judgment, order, settlement (whether with or without court approval), or conviction, will not, of itself, create a presumption that the Indemnified Party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

11.	Duplication of Payments

The Corporation will not be liable under this Agreement to make any payment in connection with any claim made against the Indemnified Party to the extent the Indemnified Party has otherwise actually received payment from any third party (under any insurance policy, including the directors’ and officers’ liability insurance policy described in Section 13 below, by law, or otherwise) of the amounts otherwise subject to indemnification under this Agreement, unless such amounts have then subsequently been reimbursed by the Indemnified Party to the third party.

12.	Settlement

The Parties will act reasonably in pursuing the settlement of any Proceeding. The Corporation may not negotiate or effect a settlement of claims against the Indemnified Party without the Indemnified Party’s consent, which may not be unreasonably withheld. The Indemnified Party may negotiate and effect a settlement without the consent of the Corporation but the Corporation will not be liable for any settlement negotiated without its prior written consent, which may not be unreasonably withheld. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation.

13.	Directors’ & Officers’ Insurance

The Corporation shall ensure that its liabilities under this Agreement are at all times supported by a directors’ and officers’ liability insurance policy, with a responsible insurer, that has been approved by the board of directors of the Corporation. At the request of the Indemnified Party, the Corporation shall provide the Indemnified Party with a copy of each policy of insurance providing the coverages contemplated by this Section promptly after coverage is obtained, and shall promptly notify the Indemnified Party in writing if the insurer cancels, makes material changes to coverage or refuses to renew coverage (or any part of the coverage).The Corporation shall not do any act or thing (including changing insurers) or fail to do any act or thing, that could cause or result in a denial of insurance coverage or of any claim under such coverage; without limiting the generality of the foregoing, the Corporation shall give prompt and proper notice to the insurer of any claim against the Indemnified Party that it becomes aware of.

14.	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

15.	Survival

This Agreement shall continue in full force and effect after the Indemnified Party has ceased to be a director or officer (or serving in a similar capacity) of the Corporation, or being a director or officer of (or serving in a similar capacity for) a Subsidiary at the request of the Corporation, as applicable, and shall survive until thirty (30) days following the expiration of the statute of limitations applicable to any and all Proceeding.

16.	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation or any Subsidiary.

17.	Subrogation

To the extent permitted by law, the Corporation will be subrogated to all rights which the Indemnified Party may have under all policies of insurance or other contracts pursuant to which the Indemnified Party may be entitled to reimbursement of, or indemnification in respect of, any Liabilities borne by the Corporation pursuant to this Agreement.

18.	Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) or be deemed to be a waiver with respect to any other future instance involving the same provisions. No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

19.	Successors and Assigns

This Agreement is binding upon and enures to the benefit of the Indemnified Party and the Indemnified Party’s successors, heirs, liquidators, executors, administrators and permitted assigns.

Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned, transferred, or delegated, in whole or in part, by the Indemnified Party without the prior written consent of the Corporation. Any purported assignment, transfer or delegation without such written consent will be null and void and of no effect. The Corporation may assign, transfer or delegate, as applicable, its obligations under this Agreement in whole or in part to any one of its affiliates, subsidiaries or successors without the Indemnified Party’s consent.

20.	Severability

If, in any jurisdiction, any provision of this Agreement is determined to be illegal, invalid or unenforceable, in whole or in part, by an arbitrator or any court or other competent authority from which no appeal exists or is taken, that provision or part thereof will be severed from this Agreement and the remaining part of the provision and all other provisions will remain in full force and effect.

21.	Governing Law

This Agreement is governed by, and is to be interpreted and enforced in accordance with, the laws of the province of Quebec and the federal laws of Canada applicable therein. The Parties agree that the courts of the District of Montréal, province of Quebec, Canada, will have exclusive jurisdiction for the adjudication of any and all disputes or controversies arising out of or relating directly or indirectly to this Agreement and waive any objections to the assertion or exercise of jurisdiction by such courts, including any objection based on forum non conveniens.

22.	Entire Agreement

This Agreement shall constitute the entire agreement between the Parties with respect to the matters contemplated herein and shall supersede all prior agreements, understandings, negotiations, correspondence and discussions, whether oral or written, entered into between the Indemnified Party and the Corporation providing for indemnification or similar rights in relation to the Indemnified Party acting as a director or officer of the Corporation or as a director or officer of another Group, or serving in a similar capacity, at the request of the Corporation. Notwithstanding the foregoing, if a signatory hereto has an employment agreement with the Corporation that provides additional indemnification protection not provided herein (“Additional Indemnity”), such Additional Indemnity shall remain in full force and effect.

The indemnities provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnified Party may be entitled under the Corporation’s constating documents or the Business Corporations Act (Québec) or any insurance policy or any contract with the Corporation.

23.	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all things and execute and deliver all such further documents or instruments as may be necessary or desirable for the purpose of assuring and conferring on the Indemnified Party the rights created or intended by this Agreement and giving effect to and carrying out intention or facilitating the performance of the terms of this Agreement.

24.	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

25.	Counterparts

This Agreement may be signed and delivered in any number of counterparts (including by facsimile, email or other electronic means), each of which is deemed to be an original, and such counterparts together constitute one and the same agreement.

26.	English Language

The Parties have agreed that this Agreement as well as any notice, document or instrument relating to it be drawn up in English only but without prejudice to any such notice, document or instrument which may from time to time be drawn up in French only or in both French and English. Les parties aux présentes ont convenu que la présente convention ainsi que tout autre avis, acte ou document s’y rattachant soient rédigés en anglais seulement mais sans préjudice à tout tel avis, acte ou document qui pourrait à l’occasion être rédigé en français seulement ou à la fois en anglais et en français.

[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

THE LION ELECTRIC COMPANY

By:
Name: Title:

Signature of Indemnified Party

Print or Type Name of Indemnified Party